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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549




                                    FORM 8-K



                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)  October 29, 1996
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                      OIS OPTICAL IMAGING SYSTEMS, INC.
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           (Exact Name of Registrant as Specified in its Charter)

                                  Delaware
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         (State or Other Jurisdiction of Incorporation or Organization)


      0-16343                                 38-2544320
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  (Commission File Number)        (IRS Employer Identification No.)

  47050 Five Mile Road, Northville, Michigan                     48167
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  (Address of Principal Executive Offices)                     (Zip Code)


  Registrant's Telephone Number, including Area Code   (313)  454-5560
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ITEM 5.    OTHER EVENTS


     Creation of Series B Preferred Stock. On October 29, 1996, the Board of Directors of the Registrant authorized the issuance of 100,000 shares of a Series B Cumulative Preferred Stock, par value $0.01 (the "Series B Preferred"). The Series B Preferred is not convertible into Common Stock or any other security of the Registrant. However, each share of Series B Preferred entitles the holder thereof to 350 votes on every matter submitted to a vote of the shareholders of the Registrant. The Series B Preferred bears a cumulative dividend at a rate of 8% for three years from the date of issuance and at an increasing floating rate thereafter (subject to a cap of 16.5% per year). The purchaser of shares of Series B Preferred cannot cause their redemption, and the Registrant can redeem shares of Series B Preferred only upon a vote of the directors of the Registrant that are independent of the owner or owners of the shares of Series B Preferred being redeemed. The foregoing description of the rights and preferences of the Series B Preferred is qualified in its entirety by reference to the express provisions of the resolution adopted by the Board of Directors of the Registrant setting forth the rights and preferences of the Series B Preferred, a copy of which is attached to this Form 8-K as Exhibit 4.1 and incorporated herein by reference.

     Exchange of Preferred Stock. On October 30, 1996, the Registrant issued 38,137 shares of Series B Preferred to Guardian Industries Corp. ("Guardian") in exchange for the 35,000 shares of Series A Preferred Cumulative Preferred Stock previously acquired by Guardian. This exchange was approved by the independent members of the Registrant's Board of Directors.

     Purchase of Preferred Stock. On October 31, 1996, GD Investments Corp., a Delaware corporation and subsidiary of Guardian ("GDIC"), purchased 21,000 shares of Series B Preferred from the Registrant for $1,000 per share. The investment by GDIC was approved by the independent members of the Registrant's Board of Directors. The investment in Series B Preferred will be accounted for as equity by the Registrant.

     Tax Consolidation. On October 31, 1996, the Registrant became eligible, and has elected, to become a member of an affiliated group under Section 1504(a) of the Internal Revenue Code of 1986, as amended, with Guardian, GDIC and Guardian's other qualifying subsidiaries (the "Affiliated Group"). As a member of the Affiliated Group, the Registrant's tax attributes generated after October 31, 1996 will be included in the single consolidated federal income tax return filed by the Affiliated Group. Net operating losses of the Registrant generated prior to October 31, 1996 will only be eligible to offset future taxable income of the Registrant and cannot be used to offset the income of other companies included in the Affiliated Group.

     Tax Sharing Agreement. In order to provide funding for future operations of the Registrant, the Registrant has entered into a Tax Sharing Agreement with Guardian effective Novermber 1, 1996. Under the terms of the Tax Sharing Agreement, Guardian will compensate the Registrant for the value of the Registrant's losses and credits which are utilized by the


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Affiliated Group by making payments to the Registrant in an amount equal to the difference between (i) the liability reflected on the Affiliated Group's consolidated federal income tax return with the inclusion of the Registrant and
(ii) the liability without the inclusion of the Registrant. The foregoing description of the terms of the Tax Sharing Agreement is qualified in its entirety by reference to the express terms of the Tax Sharing Agreement, a copy of which is attached to this Form 8-K as Exhibit 99.1 and incorporated herein by reference.

ITEM 7.   EXHIBITS

      4.1 Resolution of the Board of Directors of the Registrant Establishing the Series B Cumulative Preferred Stock

     99.1   Tax Sharing Agreement between Guardian and the Registrant


                                   SIGNATURES

     Pursuant to requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned, thereto duly authorized.

                                         OIS OPTICAL IMAGING SYSTEMS, INC.


                                         By:  /s/ Rex Tapp
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                                             Rex Tapp, President and Chief
                                             Executive Officer

Date:  November 5, 1996